EXHIBIT 4.2


                              CERTIFICATE OF TRUST



         The undersigned, the trustees of FBL Financial Group Capital Trust, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

         1. The name of the business trust being formed hereby (the "Trust") is "FBL Financial Group Capital Trust."

         2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

                  Delaware Trust Capital Management, Inc.
                  900 Market Street, 2nd Floor
                  Wilmington DE 19801

         3. This Certificate of Trust shall be effective as of the date of filing with the office of the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust as of the date written below.

         Dated: May 28, 1997.

                                            /s/ Stephen M. Morain
                                            Stephen M. Morain, Trustee


                                            DELAWARE TRUST CAPITAL
                                            MANAGEMENT, INC.



                                            By: /s/Richard N. Smith
                                                Richard N. Smith, Vice President